As filed with the Securities and Exchange Commission on August 28, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Yum China Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-2421743
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7100 Corporate Drive Plano, Texas 75024 United States of America	Yum China Building 20 Tian Yao Qiao Road Shanghai 200030 People’s Republic of China

(469) 980-2898

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph Chan

Chief Legal Officer

Yum China Holdings, Inc.

7100 Corporate Drive Plano, Texas 75024

(469) 980-2898

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Lindsey A. Smith

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

(312) 853-7000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large-accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration fee (2)
Common Stock, par value $0.01 per share	—	—	—	—

(1)

Includes securities initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public. These securities are not being registered for the purposes of sales outside of the United States.

(2)

The registrant is registering an unspecified number of securities for offer and sale from time to time at indeterminate offering prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of registration fees and excluding this information from the table.

PROSPECTUS

Yum China Holdings, Inc.

COMMON STOCK

We may from time to time, in one or more offerings, offer and sell shares of our common stock.

In addition, from time to time, the selling stockholders (if any) to be named in a prospectus supplement may offer and sell shares of our common stock held by them in one or more offerings. We will not receive any proceeds from the sale of shares of our common stock by any selling stockholders, but we may bear a portion of the expenses of the offering of such common stock.

We will provide the specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and the other information to which we refer you before you purchase any shares of our common stock offered hereby.

Shares of our common stock may be offered and sold in amounts, at prices, and on terms determined at the time of offering, to or through underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of shares of our common stock and their compensation will be described in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “YUMC.”

Investing in our common stock involves certain risks. You should carefully consider the matters described under the caption “Risk Factors” on page 2 of this prospectus and in the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 28, 2020.

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using an automatic shelf registration statement, we or one or more selling stockholders may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. Information about the selling stockholders (if any) will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus forms a part, or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference herein.

This prospectus provides you with a general description of the common stock that we or one or more selling stockholders may offer. Each time our common stock is offered, a supplement to this prospectus will be provided that contains information about the specific terms of that offering. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file with or furnish to the SEC. If there is any inconsistency between the information in this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and our common stock, reference is made to the registration statement, including the exhibits thereto and the documents incorporated by reference therein. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, in the applicable prospectus supplement and the other information to which we refer you. Neither we nor any selling stockholder have authorized any other person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, references in this prospectus to “Yum China,” the “Company,” “we,” “us” and “our” refer to Yum China Holdings, Inc., a Delaware corporation, and its subsidiaries. Unless the context otherwise requires, references to “China” mean the “People’s Republic of China” or “mainland China,” excluding Taiwan and the special administrative regions of Hong Kong and Macau. “RMB” or “Renminbi” refers to the legal currency of China. “System sales” means the results of all restaurants regardless of ownership, including Company-owned, franchise and unconsolidated affiliate restaurants, except for sales from non-Company-owned restaurants, for which we do not receive a sales-based royalty.

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FORWARD-LOOKING STATEMENTS

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements often include words such as “may,” “will,” “estimate,” “intend,” “seek,” “expect,” “project,” “anticipate,” “believe,” “plan,” “could,” “target,” “predict,” “likely,” “should,” “forecast,” “outlook,” “model,” “continue,” “ongoing” or other similar terminology. Forward-looking statements are based on our expectations, estimates, assumptions or projections concerning future results or events as of the date such statement is made. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results and events to differ materially from those indicated by those statements. We cannot assure you that any of our assumptions are correct or any of our expectations, estimates or projections will be achieved. Numerous factors could cause our actual results to differ materially from those expressed or implied by forward-looking statements, including, without limitation, the following:

•

Risks related to our business and industry, such as (a) food safety and food-borne illness concerns, (b) significant failure to maintain effective quality assurance systems for our restaurants, (c) significant liability claims, food contamination complaints from our customers or reports of incidents of food tampering, (d) health concerns arising from outbreaks of viruses or other illnesses, including the COVID-19 pandemic, (e) the fact that the operation of our restaurants is subject to the terms of the master license agreement with our former parent company, YUM! Brands, Inc. (“YUM”), (f) the fact that our success is tied to the success of YUM’s brand strength, marketing campaigns and product innovation, (g) shortages or interruptions in the availability and delivery of food products and other supplies, (h) fluctuation of raw materials prices, (i) our inability to attain our target development goals, the potential cannibalization of existing sales by aggressive development and the possibility that new restaurants will not be profitable, (j) risks associated with leasing real estate, (k) inability to obtain desirable restaurant locations on commercially reasonable terms, (l) labor shortages or increases in labor costs, (m) the fact that our success depends substantially on our corporate reputation and on the value and perception of our brands, (n) the occurrence of security breaches and cyber-attacks, (o) failure to protect the integrity and security of our customer or employee personal, financial or other data or our proprietary or confidential information that is stored in our information systems or by third parties on our behalf, (p) failures or interruptions of service or security breaches in our information technology systems, (q) the fact that our business depends on the performance of, and our long-term relationships with, third-party mobile payment processors, internet infrastructure operators, internet service providers and delivery aggregators, (r) failure to provide timely and reliable delivery services by our restaurants, (s) the fact that our growth strategy with respect to COFFii & JOY may not be successful, (t) challenges and risks related to our e-commerce business, (u) the anticipated benefits of the acquisition of DAOJIA.com.cn (“Daojia”) and Huang Ji Huang may not be realized in a timely manner or at all, (v) the Chinese government may determine that the VIE structure of Daojia does not comply with Chinese laws on foreign investment in restricted industries, (w) our inability or failure to recognize, respond to and effectively manage the impact of social media, (x) litigation and failure to comply with anti-bribery or anti-corruption laws, (y) U.S. federal income taxes, changes in tax rates, disagreements with tax authorities and imposition of new taxes, (z) changes in consumer discretionary spending and general economic conditions, (aa) the fact that the restaurant industry in which we

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operate is highly competitive, (bb) loss or failure to obtain or renew any or all of the approvals, licenses and permits to operate our business, (cc) our inability to adequately protect the intellectual property we own or have the right to use, (dd) our licensor’s failure to protect its intellectual property, (ee) seasonality and certain major events in China, (ff) our failure to detect, deter and prevent all instances of fraud or other misconduct committed by our employees, customers or other third parties, (gg) changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters, (hh) failure of our insurance policies to provide adequate coverage for claims associated with our business operations, (ii) unforeseeable business interruptions, (jj) failure by us to maintain effective disclosure controls and procedures and internal control over financial reporting in accordance with the rules of the SEC, (kk) the fact that our success depends on the continuing efforts of our key management and experienced and capable personnel as well as our ability to recruit new talent, (ll) the fact that our investment in technology and innovation may not generate the expected level of returns, (mm) fair value changes for our investment in equity securities and short-term investments may adversely affect our financial condition and results of operations, (nn) the fact that our operating results may be adversely affected by our investment in unconsolidated affiliates and (oo) the fact that our strategic investments or acquisitions may be unsuccessful;

•

Risks related to doing business in China, such as (a) changes in Chinese political policies and economic and social policies or conditions, (b) uncertainties with respect to the interpretation and enforcement of Chinese laws, rules and regulations, (c) changes in political, business, economic and trade relations between the United States and China, including the imposition of new or higher taxes on goods imported from the United States, (d) fluctuation in the value of the Chinese Renminbi, (e) limitations on our ability to utilize our cash balances effectively due to governmental control of currency conversion and payments of foreign currency and the Renminbi out of mainland China, (f) changes in laws and regulations of China or non- compliance with applicable laws and regulations, (g) reliance on dividends and other distributions on equity paid by our principal subsidiaries in China to fund offshore cash requirements, (h) potential unfavorable tax consequences resulting from our classification as a China resident enterprise for Chinese enterprise income tax purposes, (i) uncertainty regarding indirect transfers of equity interests in China resident enterprises and enhanced scrutiny by Chinese tax authorities, (j) difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China against us, (k) inability to use properties due to defects caused by non-registration of lease agreements related to certain properties, (l) risk in relation to unexpected land acquisitions, building closures or demolitions, (m) potential fines and other legal or administrative sanctions for failure to comply with Chinese regulations regarding our employee equity incentive plans and various employee benefit plans, (n) our audit reports are prepared by auditors who are not currently inspected by the Public Company Accounting Oversight Board and, as such, our stockholders are deprived of the benefits of such inspection, (o) proceedings instituted by the SEC against certain China-based accounting firms, including our independent registered public accounting firm, could result in our financial statements being determined to not be in compliance with the requirements of the Exchange Act, (p) restrictions on our ability to make loans or additional capital contributions to our Chinese subsidiaries due to Chinese regulation of loans to, and direct investment in, Chinese entities by offshore holding companies and governmental control of currency

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conversion and (q) difficulties in pursuing growth through acquisitions due to regulations regarding acquisitions;

•

Risks related to the separation and related transactions, such as (a) incurring significant tax liabilities if the distribution does not qualify as a transaction that is generally tax-free for U.S. federal income tax purposes and the Company could be required to indemnify YUM for material taxes and other related amounts pursuant to indemnification obligations under the tax matters agreement, (b) being obligated to indemnify YUM for material taxes and related amounts pursuant to indemnification obligations under the tax matters agreement if YUM is subject to Chinese indirect transfer tax with respect to the distribution, (c) potential indemnification liabilities owing to YUM pursuant to the separation and distribution agreement and there being no assurance that the indemnity provided by YUM with respect to certain liabilities in connection with the separation will be sufficient to insure us against the full amount of such liabilities, (d) the possibility that a court would require that we assume responsibility for obligations allocated to YUM under the separation and distribution agreement and (e) potential liabilities due to fraudulent transfer considerations.

In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the SEC (including the information set forth under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other reports we file with the SEC) for additional information regarding factors that could affect our financial and other results. You should not place undue reliance on forward-looking statements, which speak only as of the date they were made. We are not undertaking to update any of these statements, except as required by law.

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OUR COMPANY

Company Overview

Yum China Holdings, Inc. is the largest restaurant company in China in terms of 2019 System sales. Our growing restaurant network consists of our flagship KFC and Pizza Hut brands, as well as emerging brands such as Little Sheep, Huang Ji Huang, COFFii & JOY, East Dawning, Taco Bell and Lavazza. We separated from YUM on October 31, 2016, becoming an independent, publicly traded company under the ticker symbol “YUMC” on the NYSE on November 1, 2016. In connection with the separation of our Company from YUM, we entered into a 50-year master license agreement, pursuant to which we were granted the exclusive right to operate and sub-license the KFC, Pizza Hut and, subject to achieving certain agreed-upon milestones, Taco Bell brands in China, excluding Hong Kong, Taiwan and Macau. In exchange, we pay a license fee to YUM of 3% of the net System sales from both our Company-owned and franchised restaurants. The master license agreement can be automatically renewed for additional consecutive renewal terms of 50 years each, subject only to us being in “good standing” and unless we give notice of our intent not to renew. We own the intellectual property of the Little Sheep, Huang Ji Huang, COFFii & JOY and East Dawning concepts outright.

Corporate Information

Yum China Holdings, Inc. was incorporated in Delaware on April 1, 2016. The Company’s U.S. office is located at 7100 Corporate Drive, Plano, Texas, 75024, which carries on the key book-keeping, record-keeping and day-to-day management functions of the holding company. The Company’s operational headquarters is located at Yum China Building, 20 Tian Yao Qiao Road, Shanghai, 200030, People’s Republic of China, where its senior management team is based. Our telephone number is (469) 980-2898.

The Company maintains an internet website at www.yumchina.com. The Company’s website, and the information contained therein, or connected thereto, is not incorporated by reference into this prospectus.

RISK FACTORS

An investment in our common stock involves certain risks. Before making an investment decision, you should carefully read and consider the information set forth under the heading “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other reports we file with the SEC (which information is incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business, financial condition or results of operations. If any of these risks and uncertainties develops into actual events, these events could have a material adverse effect on our business, financial condition or results of operations. In such case, the trading price of our common stock could decline and you could lose all or a part of the money you invested in our common stock.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any shares of common stock offered by us for general corporate purposes.

We will not receive any proceeds from the sale of shares of our common stock by any selling stockholders, but we may bear a portion of the expenses of the offering of such common stock.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock contained in our Amended and Restated Certificate of Incorporation (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”), each of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The summary is qualified in its entirety by reference to such documents, which you must read (along with the applicable provisions of the Delaware General Corporation Law (the “DGCL”)) for complete information on the Company’s capital stock.

General

Our authorized capital stock consists of 1,100,000,000 shares, of which 1,000,000,000 are shares of common stock, par value $0.01 per share, and 100,000,000 are shares of preferred stock, par value $0.01 per share. As of August 23, 2020, 377,195,679 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

Voting. Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the common stockholders, and there are no cumulative voting rights.

Dividends. Subject to any preferential rights of any outstanding preferred stock and the effect of applicable abandoned property, escheat or similar laws, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors (the “Board”) out of funds legally available for that purpose.

Liquidation, Dissolution or Winding Up. If there is a liquidation, dissolution or winding up of the Company, holders of our common stock would be entitled to a ratable distribution of our assets remaining after the payment in full of liabilities and any preferential rights of any then outstanding preferred stock.

Other Rights. Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our Charter, our Board is authorized, subject to limitations prescribed by the DGCL, to issue up to 100,000,000 shares of preferred stock in one or more series without further action by the holders of our common stock. Our Board has the discretion, subject to limitations prescribed by the DGCL and by our Charter, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Anti-Takeover Effects of Various Provisions of Delaware Law and Our Charter and Bylaws

Provisions of DGCL, our Charter and Bylaws could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our Board may consider inadequate and to encourage persons seeking to acquire control of the Company to first negotiate with our Board. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute. The Company is subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless: (a) prior to such time, the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) the voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan); or (c) on or subsequent to such time the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the interested stockholder. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our Board, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Size of Board and Vacancies. Our Charter provides that the number of directors on our Board will be not less than three nor more than 15 and that the exact number of directors will be fixed by resolution of a majority of our entire Board (assuming no vacancies). Any vacancies created on our Board resulting from any increase in the authorized number of directors or death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of our Board then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy on our Board will be appointed for a term expiring at the next election of directors and until his or her successor has been elected and qualified.

Special Meetings. Our Charter provides that only our Board (or the chairman of our Board, our chief executive officer or our secretary with the concurrence of a majority of our Board) may call special meetings of our stockholders.

Stockholder Action by Written Consent. Our Charter expressly eliminates the right of our stockholders to act by written consent. Accordingly, stockholder action must take place at the annual or a special meeting of our stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors (other than nominations made by or at the direction of our Board or a committee of our Board) to be presented at a meeting but not included in our proxy statement.

Proxy Access. Our Bylaws also include provisions permitting, subject to certain terms and conditions, stockholders owning at least 3% of our outstanding common stock for at least three consecutive years to use our annual meeting proxy statement to nominate a number of director candidates not to exceed 20% of the number of directors in office, subject to reduction in certain circumstances.

No Cumulative Voting. The DGCL provides that stockholders do not have the right to cumulate votes in the election of directors unless the company’s certificate of incorporation provides otherwise. Our Charter does not provide for cumulative voting.

Undesignated Preferred Stock. The authority that our Board possesses to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of our Company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our Board may be able to issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of our common stock.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases or redemptions described by Section 174 of the DGCL or for any transaction from which the director derived an improper personal benefit. Our Charter includes such an exculpation provision.

Our Charter includes provisions that require the Company to indemnify, to the fullest extent allowable under the DGCL, directors or officers for monetary damages for actions taken as a director or officer of the Company or while serving at the Company’s request as a director or officer or another position at another corporation or enterprise, as the case may be. The Charter also provides that the Company must, subject to certain conditions, advance reasonable expenses to its directors and officers. The Charter expressly authorizes the Company to carry directors’ and officers’ insurance to protect the Company and its directors, officers, employees and agents from certain liabilities.

The limitation of liability and indemnification provisions contained in our Charter may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit our company and our stockholders. However, these provisions do not limit or eliminate the Company’s rights, or those of any stockholder, to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s fiduciary duties. The provisions do not alter the liability of directors under the U.S. federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Exclusive Forum

Our Charter provides that, unless our Board otherwise determines, a state court of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to the Company or the Company’s stockholders, creditors or other constituents, any action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the DGCL or the Charter or Bylaws, or any action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine. However, if such court dismisses any such action for lack of subject matter jurisdiction, the action may be brought in the U.S. federal court for the District of Delaware. Although the Charter includes this exclusive forum provision, it is possible that a court could rule that this provision is inapplicable or unenforceable.

Authorized But Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will generally be available for future issuance without the approval of the Company’s stockholders. The Company may use such additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “YUMC.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

We and any selling stockholders may sell the shares of our common stock offered through this prospectus from time to time in one or more of the following ways:

•	to or through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers, including our affiliates; or

•	through a combination of any of these methods of sale.

The shares may be distributed from time to time in one or more of the following ways:

•	at a fixed price or prices, which may be changed;

•	at prices relating to prevailing market prices at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

The prospectus supplement will include the following information, if applicable:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the names of any selling stockholders;

•	the purchase price of the shares;

•	the net proceeds from the sale of shares by us;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any options under which the underwriters may purchase additional shares from us and/or the selling stockholders;

•	any offering price to the public;

•	any discounts or concessions allowed or re-allowed, or paid to dealers;

•	any commissions paid to agents; and

•	other material terms of the offering.

Through Underwriters or Dealers

If underwriters are used for the sale of securities, they will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriter or underwriters of a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

If dealers are used in the sale, unless otherwise indicated in the applicable prospectus supplement, the securities will be sold to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Through Agents

Agents may be designated who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commission payable by us to such agent will be set forth, in the applicable prospectus supplement.

Direct Sales

We or any selling stockholders may also sell securities directly without using agents, underwriters or dealers.

General Information

We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered under this prospectus will be passed upon for us by Sidley Austin LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, agents or selling stockholders, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of Yum China Holdings, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2019 financial statements refers to a change to the method of accounting for leases in 2019.

The consolidated financial statements of Yum China Holdings, Inc. as of June 30, 2020 and December 31, 2019, and for six months ended June 30, 2020, have been incorporated by reference herein in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the June 30, 2020 financial statements states that the accompanying consolidated statements of income, comprehensive income, equity, and cash flows for the six months ended June 30, 2019, and the related notes, were not audited by KPMG Huazhen LLP and, accordingly, KPMG Huazhen LLP does not express an opinion on them.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus from certain documents that we file with the SEC. By incorporating by reference, we are disclosing important information to you by referring you to documents we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus. These documents contain important information about us, our business and our finances. The following documents filed with the SEC are incorporated by reference into this prospectus, except for any document or portion thereof deemed to be “furnished” and not “filed” in accordance with SEC rules:

•

our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020 (including the information incorporated by reference into Part III of our Annual Report on Form 10-K by reference to our definitive proxy statement on Schedule 14A filed with the SEC on March 27, 2020);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 8, 2020 and August 6, 2020, respectively;

•	our Current Reports on Form 8-K filed with the SEC on February 7, 2020, May 11, 2020, July 20, 2020, July 29, 2020 (Item 5.02 only) and August 28, 2020;

•

the description of our common stock contained in our Information Statement, filed as Exhibit 99.1 to our Registration Statement on Form 10 (File No. 001-37762), filed with the SEC on October 6, 2016, including any amendment or report filed for the purpose of updating such description; and

•

all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities described in this prospectus (other than any information deemed to have been “furnished” and not “filed” in accordance with SEC rules, including information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K).

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus.

If you request, either orally or in writing, we will provide you with copies of any or all documents that are incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests can be made by writing to Yum China Holdings, Inc., 7100 Corporate Drive, Plano, Texas 75024, or by telephone to (469) 980-2898. The documents may also be accessed on our website at www.yumchina.com. Information contained on our website or connected thereto is not incorporated by reference into this prospectus, and you should not consider such information to be part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. These documents may also be accessed on our website at www.yumchina.com. Information contained on our website or connected thereto is not incorporated by reference into this prospectus, and you should not consider such information to be part of this prospectus. Information may also be obtained from us at Yum China Holdings, Inc., 7100 Corporate Drive, Plano, Texas 75024, telephone (469) 980-2898.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by the registrant in connection with the sale and distribution of the securities being registered.

Item	Amount
SEC registration fee	(1	) (2)
Exchange listing fees	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing expenses	(1)
Transfer agent fees	(1)
Miscellaneous	(1)

(1)

The amount of these fees and expenses is not currently determinable. Estimates of the fees and expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

(2)	Pursuant to Rules 456(b) and 457(r) under the Securities Act, the registration fee will be paid at the time of any particular offering of securities under this registration statement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Delaware General Corporation Law (“DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases or redemptions described by Section 174 of the DGCL or for any transaction from which the director derived an improper personal benefit. The registrant’s amended and restated certificate of incorporation includes such an exculpation provision. The registrant’s amended and restated certificate of incorporation includes provisions that require the registrant to indemnify, to the fullest extent allowable under the DGCL, directors or officers for monetary damages for actions taken as a director or officer of the registrant or while serving at the registrant’s request as a director or officer or another position at another corporation or enterprise, as the case may be. The registrant’s amended and restated certificate of incorporation also provides that the registrant must, subject to certain conditions, advance reasonable expenses to its directors and officers. The registrant’s amended and restated certificate of incorporation expressly authorizes the registrant to carry directors’ and officers’ insurance to protect the registrant and its directors, officers, employees and agents from certain liabilities.

ITEM 16.	EXHIBITS.

Exhibit Number	Description of Exhibits

1.1*	Form of Underwriting Agreement.

2.1†	Separation and Distribution Agreement, dated as of October 31, 2016, by and among Yum! Brands, Inc., Yum Restaurants Consulting (Shanghai) Company Limited and Yum China Holdings, Inc. (incorporated by reference to Exhibit 2.1 to Yum China Holdings, Inc.’s Current Report on Form 8-K filed on November 1, 2016).

4.1	Amended and Restated Certificate of Incorporation of Yum China Holdings, Inc. (incorporated by reference to Exhibit 3.1 to Yum China Holdings, Inc.’s Current Report on Form 8-K filed on November 1, 2016).

4.2	Amended and Restated Bylaws of Yum China Holdings, Inc. (incorporated by reference to Exhibit 3.2 to Yum China Holdings, Inc.’s Current Report on Form 8-K filed on November 1, 2016).

5.1	Opinion of Sidley Austin LLP regarding the validity of the shares.

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1 above).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page hereto).

*	To be filed by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8- K in connection with the offering of securities registered hereunder.
†

Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedules and/or exhibits will be furnished to the Securities and Exchange Commission upon request.

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, People’s Republic of China, on August 28, 2020.

YUM CHINA HOLDINGS, INC.

By:	/s/ Joey Wat
Name:	Joey Wat
Title:	Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Joey Wat, Andy Yeung and Joseph Chan, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joey Wat Joey Wat	Chief Executive Officer and Director (principal executive officer)	August 28, 2020

/s/ Andy Yeung Andy Yeung	Chief Financial Officer (principal financial officer)	August 28, 2020

/s/ Xueling Lu Xueling Lu	Controller (principal accounting officer)	August 28, 2020

/s/ Peter A. Bassi Peter A. Bassi	Director	August 28, 2020

/s/ Christian L. Campbell Christian L. Campbell	Director	August 28, 2020

/s/ Ed Yiu-Cheong Chan Ed Yiu-Cheong Chan	Director	August 28, 2020

Signature	Title	Date

/s/ Edouard Ettedgui Edouard Ettedgui	Director	August 28, 2020

/s/ Cyril Han Cyril Han	Director	August 28, 2020

/s/ Louis T. Hsieh Louis T. Hsieh	Director	August 28, 2020

/s/ Fred Hu Fred Hu	Director	August 28, 2020

/s/ Ruby Lu Ruby Lu	Director	August 28, 2020

/s/ Zili Shao Zili Shao	Director	August 28, 2020

/s/ William Wang William Wang	Director	August 28, 2020